anuary 14
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2013
A. T. CROSS COMPANY (Exact name of registrant as specified in its charter)
Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333 1200 N/A (Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 - Results of Operations and Financial Condition.

On April 25, 2013 the registrant issued a news release announcing financial results for the first quarter period ended March 30, 2013.  A copy of the News Release is attached hereto as Exhibit 99, which is incorporated herein by reference.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 25, 2013 at its corporate headquarters in Lincoln, Rhode Island.  The following are matters submitted to a vote of the shareholders:

a.	Number of Directors

The proposition to fix the total number of directors at nine, of which three shall be Class A directors and six shall be Class B directors was approved by the vote of 10,330,717 Class A common shares in favor, 19,363 against, 4,470 abstaining, and by the vote of 1,804,800 Class B common shares in favor and none against or abstaining

b.	Election of Directors

	The following directors were elected by the Class A shareholders:
		For	Withheld	Non-Votes
	Harlan M. Kent	8,896,840	54,963	1,402,747
	Andrew J. Parsons	8,194,120	757,683	1,402,747
	Frances P. Philip	8,896,660	55,143	1,402,747

	The following directors were elected by the unanimous vote of 1,804,800 Class B shares:

	Russell A. Boss
	David G. Whalen
	Bernard V. Buonanno, Jr.
	Jacob C. Gaffey
	Dwain L. Hahs

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

A. T. CROSS COMPANY (Registrant)
Date: April 25, 2013	KEVIN F. MAHONEY (Kevin F. Mahoney) Senior Vice President, Finance Chief Financial Officer